As filed with the Securities and Exchange Commission on November 6, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

InTest Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	22-2370659
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054
(856) 505-8800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Duncan Gilmour
Chief Financial Officer, Treasurer and Secretary
InTest Corporation
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054
(856) 505-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Alexander R. McClean, Esq.
C. Christopher Murillo, Esq.
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, NY 14604 (858) 231-1396
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.
The registrant has an existing “shelf” registration statement, File No. 333-275451, that was declared effective on November 20, 2023 and which expires on November 20, 2026 pursuant to Rule 415(a)(5). Pursuant to Rule 415(a)(6), the registrant is including in this registration the unsold securities covered by the existing registration statement as set forth in the Calculation of Filing Fee Table included in Exhibit 107 hereto. In accordance with Rule 415(a)(5) and Rule 415(a)(6), the registrant may continue to offer and sell the securities covered by the existing shelf registration statement during the grace period afforded by Rule 415(a)(5), and to extent any such securities are so sold the registrant will revise the amount of carry forward securities in a pre-effective amendment to this registration statement. In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the existing registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
Subject to Completion, Dated November 6, 2026
PROSPECTUS
$100,000,000
InTest Corporation
Common Stock
Preferred Stock
Warrants
Purchase Contracts
Rights
Units

We may offer to the public from time to time in one or more series or issuances: shares of our common stock; shares of our preferred stock; warrants to purchase shares of our common stock and/or preferred stock; purchase contracts for the purchase of common stock, preferred stock or other securities; rights to purchase common stock, preferred stock, or other securities or other rights of InTest Corporation (the “Company”); units, consisting of common stock, preferred stock and/or warrants; or any combination of these securities.
This prospectus provides a general description of the securities that we may offer. Each time that securities are sold under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.
Securities sold under this prospectus shall be sold directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
Our common stock is listed on NYSE American under the symbol “INTT.” On November 4, 2026, the last reported sale price of our common stock reported on NYSE American was $14.00 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves certain risks. Before investing, you should refer to the “Risk Factors” on page 6 of this prospectus, together with the risk factors contained in any applicable prospectus supplement.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
The date of this prospectus is

TABLE OF CONTENTS
Prospectus
i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement (this “Registration Statement”). Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our Registration Statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. This Registration Statement and the exhibits can be obtained from the Securities and Exchange Commission (also referred to herein as the “SEC” or the “Commission”) or from our corporate Secretary as indicated under the heading “Where You Can Find More Information.”
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
References in this prospectus to the terms the “Company,” “InTest,” “we,” “our” and “us,” or other similar terms, mean InTest Corporation, unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would,” “could,” “strategy,” “future,” “should,” “will be,” “will continue,” “will likely result” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. For a discussion of these and other factors that could cause our actual results to differ from those contemplated in the forward-looking statements, please see the discussion in the “Risk Factors” section below. Our forward-looking statements do not reflect the potential impact of any future dispositions, strategic alliances, joint ventures, collaborations or investments we may make.
You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

THE COMPANY
We are a global supplier of innovative test and process technology solutions for use in manufacturing and testing across a wide range of markets including Semi, Auto/EV, Defense/Aerospace, Industrial, Life Sciences, Safety/Security and other markets. We manage our business as three operating segments: Electronic Test, Environmental Technologies and Process Technologies.
The consolidated entity is comprised of InTest Corporation and our wholly-owned subsidiaries. We manufacture our products in the U.S., Canada, Italy and maintain limited manufacturing in Malaysia. Marketing and support activities are conducted worldwide from our facilities in the U.S., Canada, Italy, Germany, Singapore, Malaysia and the U.K. We operate our business worldwide and sell our products both domestically and internationally.
All of our operating segments have multiple products that we design, manufacture and market to our customers. Due to a number of factors, our products have varying levels of gross margin. The mix of products we sell in any period is ultimately determined by our customers’ needs. Therefore, the mix of products sold in any given period can change significantly from the prior period. In addition, we sell our products to a variety of different types of customers with varying levels of discounts and commission expense. As a result of changes in both the mix of products sold as well as customer mix in any given period, our consolidated gross margin can vary significantly from period to period.
The semiconductor market (“semi” or the “semi market”) which includes both the broader semiconductor market, as well as the more specialized automated test equipment (“ATE”) and wafer production sectors within the broader semiconductor market, has historically been the largest single market in which we operate. The semi market is characterized by rapid technological change, competitive pricing pressures and cyclical as well as seasonal market patterns. The semi market is also subject to periods of significant expansion or contraction in demand. In addition to the semi market, we sell into a variety of other markets. Our intention is to continue diversifying our markets, our product offerings within the markets we serve and our customer base across all of our markets with the goal of reducing our dependence on any one market, product or customer. In particular, we are seeking to reduce the impact of volatility in the semi market on our results of operations.
Our Electronic Test segment sells its products to semiconductor manufacturers and third-party test and assembly houses (end user sales) and to ATE manufacturers (original equipment manufacturer (“OEM”) sales), who ultimately resell our equipment with theirs to both semiconductor manufacturers and third-party test and assembly houses. These sales all fall within the ATE sector of the semi market. With the acquisition of Acculogic Inc. and its affiliates (“Acculogic”) in December 2021 and Alfamation S.p.A. (“Alfamation”) in March 2024, our Electronic Test segment also sells its products to customers in markets outside the semi market including the Auto/EV, Defense/Aerospace, Industrial, Life Sciences and other markets. Our Environmental Technologies segment sells its products to end users and OEMs within the ATE sector of the semi market. It also sells its products to customers in a variety of other markets other than the semi market, including the Auto/EV, Defense/Aerospace, Industrial, Life Sciences and other markets. Our Process Technologies segment sells its products to customers in the wafer production sector within the semi market. It also sells its products to customers in a variety of other markets other than the semi market, including Auto/EV, Defense/Aerospace, Industrial, Life Sciences and other markets.
InTest was originally incorporated in New Jersey in 1981 and reincorporated in Delaware in April 1997. Our principal executive offices are located at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054 and our telephone number is (856) 505-8800. Our website is located at www.intest.com.

SUMMARY
Securities We Are Offering
We may offer any of the following securities from time to time:
•shares of our common stock;
•shares of our preferred stock;
•warrants to purchase shares of our common stock and/or preferred stock;
•purchase contracts for the purchase of common stock, preferred stock or other securities;
•rights to purchase common stock, preferred stock, or other securities or other rights of the Company;
•units, consisting of common stock, preferred stock, purchase contracts, rights and/or warrants, in any combination; or
•any combination of these securities.
When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $100,000,000. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.
Common Stock. We may offer shares of our common stock. Our common stock currently is listed on NYSE American under the symbol “INTT.”
Preferred Stock. We may offer shares of our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.
Warrants. We may offer warrants to purchase our common stock and/or preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.
Purchase Contracts. We may offer purchase contracts, including purchase contracts offered as part of a unit with one or more other securities, for the purchase of our common stock and/or preferred stock or other securities. For any particular purchase contracts we offer, the applicable prospectus supplement will describe the underlying security and the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms.
Rights. We may offer rights, including rights issued as part of a unit with one or more other securities, to purchase common stock, preferred stock or other securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Units. We may offer units comprised of our common stock, preferred stock, purchase contracts, rights and/or warrants, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, we urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in the prospectus supplement used in connection with an offering of our securities, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or may be incorporated by reference into this prospectus or a prospectus supplement. For more information, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
Unless otherwise indicated in the prospectus supplement, we expect to use the net proceeds from the sale of the securities to which this prospectus relates for possible acquisitions of businesses, technologies or products that are complementary to our existing businesses or other general corporate purposes, which may include working capital. Pending these uses, the net proceeds may also be temporarily invested in short-term, interest bearing deposit accounts or marketable securities.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus in any of the following ways:
•directly to one or more purchasers;
•through agents;
•through underwriters, brokers-dealers; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF OUR COMMON STOCK
The following description summarizes the general provisions of our common stock that we may offer from time to time pursuant to this Registration Statement of which this prospectus is a part. The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The information below is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings and are incorporated herein by reference, and the applicable provisions of the DGCL. Please refer to “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” below for directions on obtaining these documents.
General
Our Board of Directors has the authority to issue up to 20,000,000 shares of common stock, par value $0.01 per share. Holders of our common stock are entitled to one vote per share, to receive dividends when and if declared by our Board of Directors and to share ratably in the assets of the Company legally available for distribution to our stockholders in the event of liquidation. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are, and the shares to be sold hereby will be, upon issuance and payment therefore, duly authorized, fully paid and nonassessable. The holders of our common stock do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. All other matters, assuming a quorum is present and unless otherwise provided by law, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon. The rights, preferences and privileges of holders of our common stock will be subject to the rights of the holders of any series of our preferred stock that our Board of Directors may issue in the future. The issuance of common stock may have the effect of delaying, deferring or preventing a change of control of the Company.
Exchange Listing
Our common stock is listed on NYSE American under the symbol “INTT.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Investor Services.
Certain Anti-takeover Provisions
Some provisions of the DGCL and our certificate of incorporation and bylaws could discourage or make more difficult a change in control of the Company without the support of the Board of directors. A summary of these provisions follows.
Delaware Anti-takeover Law
The Company is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:
•prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•at or subsequent to that time, the business combination is approved by the board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of the Company’s voting stock.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board of Directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Potential Issuances of the Company’s Preferred Stock
Our Board of Directors is authorized under the certificate of incorporation to issue 5,000,000 shares of preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that the Company may designate and issue in the future. The ability to authorize preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.
Special Meetings of Stockholders
Our bylaws provide that the Board of Directors may call special meetings of stockholders for any purpose or purposes at any time pursuant to a resolution approved by a majority of the Board of Directors. Special meetings of the stockholders of the Company may be called by the Board of Directors upon written request to the Secretary of the Company or by one or more stockholders owning at least fifty percent (50%) of the voting power of the shares of stock of the Company entitled to vote on the matter or matters to be brought before the proposed special meeting. Notwithstanding the foregoing, a special meeting requested by stockholders will not be held if either (a) the Board of Directors or a court of competent jurisdiction has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual or special meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the request or (b) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board of Directors) was held not more than 90 days before the request to call the special meeting was received by the Secretary.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Nominations for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote generally in the election of directors who follows the advance notice procedures described in paragraphs (b) and (c) of Section 1.10 in of our bylaws. In general, a stockholder must submit a written notice of the nomination and other business proposed to be brought before the meeting of stockholders to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, together with required information regarding the stockholder and each person the stockholder proposes to nominate.

Director Vacancies
Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, even though such majority is less than a quorum, and each director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced, or until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

DESCRIPTION OF OUR PREFERRED STOCK
The following description summarizes the general provisions of our preferred stock that we may offer from time to time pursuant to this Registration Statement. The following summary description of our preferred stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the DGCL. In connection with an offering of our preferred stock, our Board of Directors will adopt a certificate of designations that sets forth the terms and conditions of the particular series of preferred stock, and we will describe the specific terms of our preferred stock and the offering in a prospectus supplement. We also will file as an exhibit to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the certificate of designations. The information below, and any description of our preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the certificate of designations for the particular series of preferred stock, as well as to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings and are incorporated herein by reference, and the applicable provisions of the DGCL. Please refer to “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” below for directions on obtaining these documents.
General
Under the terms of our certificate of incorporation, our Board of Directors has the authority, without further action by our stockholders and subject to the limits imposed by the DGCL, to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Prior to the issuance of shares of any series of undesignated preferred stock, our Board of Directors will adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware.
Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our Board of Directors is authorized to fix the number of shares constituting each series of our preferred stock and the voting rights, if any, the designations, preferences and relative, participating, optional or other special rights, and, qualifications, or restrictions of such series. Each series of our preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.
We will describe in the applicable prospectus supplement the terms of our preferred stock being offered, including the following:
•the title and stated value of our preferred stock;
•the number of shares of our preferred stock offered;
•the liquidation preference per share and the purchase price of the preferred stock;
•the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends, if applicable;
•whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on our preferred stock shall accumulate;
•the procedures for any auction and remarketing, if any, for our preferred stock;
•the provisions for a sinking fund, if any, for our preferred stock;
•the provisions for redemption, if applicable, of our preferred stock and any restrictions on our ability to exercise those redemption and repurchase rights;
•any listing of our preferred stock on any securities exchange or market;

•the terms and conditions, if applicable, upon which our preferred stock will be convertible into common stock, including the conversion price (or its manner of calculation) and conversion period;
•voting rights, if any, of our preferred stock;
•preemptive rights, if any, of our preferred stock;
•whether interests in our preferred stock will be represented by depositary shares;
•a discussion of any material and/or special United States federal income tax considerations applicable to our preferred stock;
•the relative ranking and preferences of our preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•any limitations on issuance of any class or series of our preferred stock ranking senior to or on a parity with our preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•any other specific terms, powers, preferences, rights, qualifications, limitations or restrictions on our preferred stock.
Transfer Agent and Registrar
The transfer agent and registrar for any series or class of our preferred stock, if any, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
The following description summarizes the general provisions of our warrants that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of our warrants, our Board of Directors will adopt a warrant agreement and warrant certificates that set forth the terms and conditions of the particular series of our warrants, and we will describe the specific terms of our warrants and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate. The information below, and any description of our warrants in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the warrant agreement and warrant certificate for the particular series of our warrants.
General
We may issue our warrants for the purchase of our common stock, preferred stock or other securities issued by us. We may issue our warrants independently or together with other securities, and our warrants may be attached to or separate from the other securities. We will file a copy of the warrant and warrant agreement with the SEC when we issue a series of our warrants, and such warrants and warrant agreements will be incorporated by reference into the Registration Statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.
We will describe in the applicable prospectus supplement the terms of our warrants being offered, including the following:
•the title of our warrants;
•the securities for which our warrants are exercisable;
•the price or prices at which our warrants will be issued;
•the number of our warrants issued with each share of our other security or securities;
•any provisions for adjustment of the number or amount of shares of our security or securities receivable upon exercise of our warrants or the exercise price of our warrants;
•if applicable, the date on and after which our warrants and our security or securities will be separately transferable;
•if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of our warrants;
•any other terms of our warrants, including terms, procedures and limitations relating to the exchange and exercise of our warrants;
•the date on which the right to exercise our warrants will commence, and the date on which the right will expire; and
•the maximum or minimum number of our warrants which may be exercised at any time.
Each of our warrants will entitle the holder of such warrants to purchase for cash at the exercise price set forth in the applicable prospectus supplement the shares or units of our security or securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.
Holders may exercise our warrants in accordance with the terms of such warrants and the applicable warrant agreement as set forth in the prospectus supplement relating to our warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock, preferred stock or other securities purchasable upon the exercise. If less than all of our warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for our remaining warrants.
Transfer Agent and Registrar
The transfer agent and registrar for our warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR PURCHASE CONTRACTS
The following description summarizes the general provisions of our purchase contracts that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of our purchase contracts, our Board of Directors will adopt a purchase contract that sets forth the terms and conditions of the particular purchase contract, and we will describe the specific terms of our purchase contract and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of purchase contract. The information below, and any description of our purchase contracts in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the purchase contract for the particular series of our purchase contracts.
General
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or other securities. The price per share of common stock, preferred stock or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
•whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or other securities, and the nature and amount of those securities, or method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or other securities;
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•United States federal income tax considerations relevant to the purchase contracts; and
•whether the purchase contracts will be issued in fully registered global form.
The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF RIGHTS
The following description summarizes the general provisions of our rights that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of our rights, our Board of Directors will adopt a rights agreement that sets forth the terms and conditions of the particular right, and we will describe the specific terms of our right and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of right. The information below, and any description of our rights in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the right for the particular series of our rights.
General
We may issue rights, including rights issued as part of a unit with one or more other securities, to purchase common stock, preferred stock or other securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•the date of determining the security holders entitled to the rights distribution;
•the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•the exercise price;
•the conditions to and method by which holders of rights will be entitled to exercise;
•any provisions for adjustment in the exercise price or number of securities the rights can be exercised for;
•the conditions to completion of the rights offering;
•the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•any applicable federal income tax considerations.
Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or other securities on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Until a holder exercises the rights to purchase shares of our common stock or preferred stock or other securities, the holder will not have any rights as a holder of shares of our common stock or preferred stock or other securities, as the case may be, by virtue of ownership of the rights.
The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the right certificate and, if applicable, the rights agent agreement or subscription agent agreement relating to such rights.

Rights Agent
Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

DESCRIPTION OF OUR UNITS
The following description summarizes the general provisions of our units that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of units, our Board of Directors will adopt a unit agreement and unit certificates that set forth the terms and conditions of the particular series of our units, and we will describe the specific terms of our units and the offering in a prospectus supplement. We also will file as exhibits to this Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and unit certificate. The information below, and any description of our units in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the unit agreement and unit certificate for the particular series of our units.
General
We may issue, in one or more series, our units comprised of shares of our common stock, preferred stock, purchase contracts, rights and/or warrants, in any combination. Each unit will be issued so that the holder of such unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of our units being offered, including:
•the designation and terms of our units and of our securities comprising our units, including whether and under what circumstances those securities may be held or transferred separately;
•the terms of the unit agreement governing the units;
•a discussion of any material and/or special United States federal income tax considerations relevant to the units; and
•any provisions for the issuance, payment, settlement, transfer or exchange of our units or of our securities comprising our units.
Unit Agent
We may issue our units under an agreement between us and one or more unit agents. If we elect to enter into an agreement with a unit agent, the unit agent will act solely as our agent in connection with our units and will not assume any obligation or relationship of agency or trust for or with any registered holders of our units or beneficial owners of our units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of our units if we elect to use a unit agent.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.We maintain a website at www.intest.com. However, the information on our website is not incorporated by reference in this prospectus and any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. You may also obtain a copy of the documents we file with the SEC which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or contacting us at the following address: Secretary, InTest Corporation, 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054, telephone (856) 505-8800. Copies of the exhibits to those documents will be provided upon written request to the Secretary and payment of a reasonable fee (which will not exceed our expense incurred in connection with providing such copies).
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to "incorporate by reference" into this prospectus the information in other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on March 12, 2026;
•Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026 filed on May 11, 2026, the quarter ended June 30, 2026 filed on August 10, 2026, and the quarter ended September 30, 2026 filed on November 6, 2026;
•Our Current Reports on Form 8-K filed on March 6, 2026, April 2, 2026, April 10, 2026, May 5, 2026, June 18, 2026, and August 17, 2026;
•The description of our common stock contained in our Registration Statement on Form 8-A filed on October 8, 2013 and any amendment or report filed for the purpose of updating such description (including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020); and
•All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, and any exhibit furnished under Item 9.01 of Form 8-K is not incorporated by reference in this prospectus.
This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus at no cost to you through the “Investor Relations” section of our website www.intest.com or by writing or contacting us at the following address: Secretary, InTest Corporation, 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054, telephone (856) 505-8800.

LEGAL MATTERS
The validity of the issuance of securities offered hereby will be passed upon by Harter Secrest & Emery LLP, Rochester, New York. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement, if any.

EXPERTS
The consolidated financial statements and the related financial statement schedule of InTest Corporation as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 incorporated in this Prospectus by reference from the InTest Corporation Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2025, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses that may be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. For purposes of these estimates, we have assumed one offering of common stock. If we offer other types of securities or have more than one offering under this Registration Statement, our expenses will increase, and we will amend this Registration Statement at that time if the increase is deemed to be material. All such amounts will be borne by InTest Corporation.

SEC registration fee(1)		$—
Legal fees and expenses			*
Accounting fees and expenses			*
Printing and miscellaneous			*
Total:	$		*
__________________

(1)    In accordance with Rule 415(a)(6) under the Securities Act, a portion of the filing fee previously paid in connection with the securities registered in the registration statement on Form S-3 (File No. 333-275451), a portion of which remain unsold, will continue to be carried forward and applied to the securities registered under this Registration Statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

*These fees depend on the number of issuances and amount of securities sold and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
The following is a summary of the general effect of the Delaware General Corporation Law (the “DGCL”), our bylaws and certificate of incorporation and certain agreements entered into with each of our directors and executive officers relating to the indemnification of our directors and officers and insurance therefor. Such summaries are necessarily subject to the complete text of such statute, bylaws, certificate of incorporation and agreements and are qualified in their entirety by reference thereto.
Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. Section 145 of the DGCL also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.
Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article VI of our bylaws provides that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL. Our bylaws require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification. Our bylaws require that we indemnify our officers and directors in connection with any proceeding (or part thereof) initiated by the officer or director only if the initiation of the proceeding was authorized by the Board of Directors.
Article IX of our certificate of incorporation provides that our directors shall not be personally liable to the corporation or our stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derives an improper personal benefit.
We have entered into an indemnification agreement with each of our directors and officers. Under the terms of the indemnification agreements, subject to certain exceptions specified in the indemnification agreements, we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law in the event a director or officer becomes subject to or a participant in certain claims or proceedings as a result of his or her service as a director or officer. We will also, subject to certain exceptions and repayment conditions, advance to our directors and officers specified indemnifiable expenses incurred in connection with such claims or proceedings.
We have an insurance policy which will entitle us to be reimbursed for certain indemnity payments we are required or permitted to make to our directors and officers.

Item 16. Exhibits

Exhibit Number	Description
1.1†	Form of Underwriting Agreement.
1.2†	Form of Placement Agent Agreement.
4.1	Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 2019, incorporated herein by reference.
4.2	Bylaws, as amended and restated on April 23, 2018, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 23, 2018, incorporated herein by reference.
4.3	Specimen Stock Certificate evidencing shares of Common Stock, filed as Exhibit 4.1 to the Company’s Form 8-A/A dated May 4, 2011, incorporated herein by reference.
4.4†	Specimen Stock Certificate evidencing shares of Preferred Stock.
4.5†	Certificate of Designations for Preferred Stock.
4.6†	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.7†	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.8†	Form of Purchase Contract Agreement
4.9†	Form of Right Certificate
4.10†	Form of Rights Agent Agreement or Subscription Agent Agreement
4.11†	Form of Unit Agreement.
5.1*	Opinion of Harter Secrest & Emery LLP
23.1*	Consent of RSM US LLP, an independent registered public accounting firm.
23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in signature page to this Registration Statement).
107*	Filing Fee Table
*	Filed herewith
†	To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mt. Laurel, State of New Jersey, on the sixth day of November, 2026.

InTest Corporation

By:	/s/ Richard Rogoff
Name:	Richard Rogoff
Title:	President and Chief Executive Officer (Principal Executive Officer)
We, the undersigned officers and directors of InTest Corporation, hereby severally constitute and appoint Richard Rogoff and Duncan Gilmour, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard Rogoff	President, Chief Executive Officer and Director	November 6, 2026
Richard Rogoff	(Principal Executive Officer)

/s/ Duncan Gilmour	Chief Financial Officer, Treasurer and Secretary	November 6, 2026
Duncan Gilmour	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph W. Dews, IV	Chairperson of the Board of Directors	November 6, 2026
Joseph W. Dews, IV

/s/ Jeffrey A. Beck	Vice Chairperson of the Board of Directors	November 6, 2026
Jeffrey A. Beck

/s/ Steven J. Abrams, Esq.	Director	November 6, 2026
Steven J. Abrams, Esq.

/s/ Karl E. Johnsen	Director	November 6, 2026
Karl E. Johnsen